Exhibit 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into effective August 4, 2021 (the “Effective Date”), by and between Leslie Bocskor (the “Executive”) and Indoor Harvest Corp., a Texas corporation (the “Company”).

The Company desires to employ Executive and, in connection with such employment, to compensate Executive for Executive’s personal services to the Company; and

Executive desires to provide personal services to the Company in return for certain compensation.

Accordingly, in consideration of the mutual promises and covenants contained herein, the parties agree to the following:

1. Employment by the Company.

1.1 At-Will Employment. Executive shall be employed by the Company on an “at will” basis, meaning either the Company or Executive may terminate Executive’s employment at any time, with or without cause or advanced notice. Any contrary representations that may have been made to Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between Executive and the Company on the “at will” nature of Executive’s employment with the Company, which may be changed only in an express written agreement signed by Executive and a duly authorized officer of the Company. Executive’s rights to any compensation following a termination shall be only as set forth in Section 5.

1.2 Position. Subject to the terms set forth herein, the Company agrees to employ Executive in the position of Chief Executive Officer (CEO), and Executive hereby accepts such employment.

1.3 Duties. Executive will report to the Company’s Board of Directors (the “Board”) performing such duties as are normally associated with his position and such duties as are assigned to him from time to time, subject to the oversight and direction of the Board. During the term of Executive’s employment with the Company, Executive will devote Executive’s best efforts to the business of the Company. Executive shall perform Executive’s duties under this Agreement principally out of the Company’s corporate headquarters, or as otherwise may be mutually agreed by the Board and the CEO. In addition, Executive shall make such business trips to such places as may be necessary or advisable for the efficient operations of the Company.

1.4 Company Policies and Benefits. The employment relationship between the parties shall also be subject to the Company’s personnel policies and procedures as they may be interpreted, adopted, revised or deleted from time to time in the Company’s sole discretion. Executive will be eligible to participate on the same basis as similarly situated employees in the Company’s benefit plans in effect from time to time during his employment. All matters of eligibility for coverage or benefits under any benefit plan shall be determined in accordance with the provisions of such plan. The Company reserves the right to change, alter, or terminate any benefit plan in its sole discretion. Notwithstanding the foregoing, in the event that the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

2. Compensation.

2.1 Salary. Executive shall receive for Executive’s services to be rendered under this Agreement an initial base salary of $240,000 on an annualized basis, subject to review and adjustment by the Company in its sole discretion, payable subject to standard federal and state payroll withholding requirements in accordance with the Company’s standard payroll practices (“Base Salary”).

2.2 Bonus. Commencing on August 4, 2021, and during the period Executive employed with the Company, Executive shall be eligible to earn for Executive’s services to be rendered under this Agreement a discretionary annual cash bonus of up to 50% of Base Salary (“Target Amount”), subject to review and adjustment by the Company in its sole discretion, payable subject to standard federal and state payroll withholding requirements, and prorated in the year initiated through the end of that then current calendar year. Whether or not Executive earns any bonus will be dependent upon (a) Executive’s continuous performance of services to the Company through the date any bonus is paid; and (b) the actual achievement by Executive and the Company of the applicable performance targets and goals set by the Board in advance of, or within the first quarter of, each calendar year. The annual period over which performance is measured, other than pro-rated year of bonus plan initiation, for purposes of this bonus is January 1 through December 31. The Board will determine in its sole discretion the extent to which Executive and the Company have achieved the performance goals upon which the bonus is based and the amount of the bonus, which could be above or below the Target Amount (and may be zero). Any bonus shall be subject to the terms of any applicable incentive compensation plan adopted by the Company. Any bonus, if earned, will be paid to Executive within the time period set forth in the incentive compensation plan, or if no such time period was established, within two and one-half months following the end of the year during which the bonus is earned.

2.3 Stock Option. Subject to approval of the Company’s Board of Directors (the “Board”), Executive will be granted an option to purchase 300,000,000 shares of the Company’s common stock pursuant to the Stock Option Agreement attached hereto as Exhibit B.

2.4 Expense Reimbursement. The Company shall reimburse Executive for all customary and appropriate business-related expenses actually incurred and documented in accordance with Company policy, as in effect from time to time. For the avoidance of doubt, to the extent that any reimbursements payable to Executive are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”): (a) any such reimbursements will be paid no later than December 31 of the year following the year in which the expense was incurred, (b) the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year, and (c) the right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

3. Proprietary Information Non-Competition and Non-Solicitation Obligations. As a condition of employment, Executive agrees to execute and abide by a Non-Disclosure, Non-Solicitation and Non-Competition Agreement (the “Proprietary Information Agreement”), which may be amended by the parties from time to time without regard to this Agreement. The Proprietary Information Agreement contains provisions that are intended by the parties to survive and do survive termination or expiration of this Agreement.

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4. No Conflict with Existing Obligations. Executive represents that Executive’s performance of all the terms of this Agreement and as an Executive of the Company do not and will not breach any agreement or obligation of any kind made prior to Executive’s employment by the Company, including agreements or obligations Executive may have with prior employers or entities for which Executive has provided services. Executive has not entered into, and Executive agrees that Executive will not enter into, any agreement or obligation, either written or oral, in conflict herewith.

5. Termination Of Employment. The parties acknowledge that Executive’s employment relationship with the Company is at-will. The provisions in this Section govern the amount of compensation, if any, to be provided to Executive upon termination of employment and do not alter this at-will status.

5.1 Termination by the Company Without Cause.

(a) The Company shall have the right to terminate Executive’s employment with the Company pursuant to this Section 5.1 at any time without “Cause” (as defined in Section 5.2(b) below) by giving notice as described in Section 6.1 of this Agreement. A termination pursuant to Sections 5.3 and 5.4 below is not a termination without “Cause” for purposes of receiving the benefits described in this Section 5.1.

(b) If the Company terminates Executive’s employment at any time without Cause and provided that such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then Executive shall be entitled to receive the Accrued Obligations (defined below) and, subject to Executive’s compliance with the obligations in Section 5.1(c) below, Executive shall be eligible to receive an amount equal to Executive’s then current Base Salary for twelve (12) months, less all applicable withholdings and deductions (the “Severance”), paid in equal installments beginning on the Company’s first regularly scheduled payroll date following the Release Effective Date (as defined in Section 5.1(c) below), with the remaining installments occurring on the Company’s regularly scheduled payroll dates thereafter, plus medical health insurance reimbursement for this 12 month period. All unvested options, grants, or any other benefits shall vest immediately at time of termination.

(c) Executive will be paid all of the Accrued Obligations on the Company’s first payroll date after Executive’s date of termination from employment or earlier if required by law. Executive shall receive the Severance pursuant to Section 5.1(b) of this Agreement if: (i) by the 60th day following the date of Executive’s Separation from Service, he has signed and delivered to the Company an effective, general release of claims in favor of the Company and its affiliates and representatives, in a form acceptable to the Company (the “Release”), which cannot be revoked in whole or part by such date (the date that the Release can no longer be revoked is referred to as the “Release Effective Date”); (ii) if he holds any other positions with the Company, he resigns such position(s) to be effective no later than the date of Executive’s termination date (or such other date as requested by the Board); (iii) he returns all Company property; (iv) he complies with his post-termination obligations under this Agreement and the Proprietary Information Agreement; and (v) he complies with the terms of the Release, including without limitation any non-disparagement and confidentiality provisions contained in Release. To the extent that any severance payments are deferred compensation under Section 409A of the Code, and are not otherwise exempt from the application of Section 409A, then, if the period during which Executive may consider and sign the Release spans two calendar years, the payment of Severance will not be made or begin until the later calendar year.

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(d) For purposes of this Agreement, “Accrued Obligations” are (i) Executive’s accrued but unpaid salary through the date of termination, (ii) any unreimbursed business expenses incurred by Executive payable in accordance with the Company’s standard expense reimbursement policies, and (iii) benefits owed to Executive under any qualified retirement plan or health and welfare benefit plan in which Executive was a participant in accordance with applicable law and the provisions of such plan, including accrued vacation and personal days.

(e) The Severance provided to Executive pursuant to this Section 5.1 is in lieu of, and not in addition to, any benefits to which Executive may otherwise be entitled under any Company severance plan, policy or program.

(f) Any damages caused by the termination of Executive’s employment without Cause would be difficult to ascertain; therefore, the Severance for which Executive is eligible pursuant to Section 5.1(b) above in exchange for the Release is agreed to by the parties as liquidated damages, to serve as full compensation, and not a penalty.

5.2 Termination by the Company for Cause.

(a) Subject to Section 5.2(c) below, the Company shall have the right to terminate Executive’s employment with the Company at any time for Cause by giving notice as described in Section 6.1 of this Agreement.

(b) “Cause” for termination shall mean that the Company has determined in its sole discretion that the Executive has engaged in any of the following: (i) a material breach of any covenant or condition under this Agreement or any other agreement between the parties, which cannot be cured within 10 days after notification by Board; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct; (iii) violation of any written Company policy or any act of misconduct; (iv) refusal to follow or implement a clear and reasonable directive of the Company; (v) negligence or incompetence in the performance of Executive’s duties or failure to perform such duties in a manner satisfactory to the Company after the expiration of ten (10) days without cure after written notice of such failure; or (vi) breach of fiduciary duty.

(c) In the event Executive’s employment is terminated at any time for Cause, Executive will not receive Severance or any other severance compensation or benefits, except that, pursuant to the Company’s standard payroll policies, the Company shall pay to Executive the Accrued Obligations.

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5.3 Resignation by Executive.

(a) Executive may resign from Executive’s employment with the Company at any time by giving notice as described in Section 6.1.

(b) In the event Executive resigns from Executive’s employment with the Company for any reason (other than a resignation for Good Reason as described in Section 5.4 below), Executive will not receive Severance or any other severance compensation or benefits, except that, pursuant to the Company’s standard payroll policies, the Company shall pay to Executive the Accrued Obligations.

5.4 Resignation by Executive for Good Reason.

(a) Provided Executive has not previously been notified of the Company’s intention to terminate Executive’s employment, Executive may resign from employment with the Company for Good Reason (as defined in Section 5.4(b) below.

(b) “Good Reason” for resignation shall mean the occurrence of any of the following without Executive’s prior consent: (i) a material reduction in Executive’s Base Salary, which the parties agree is a reduction of at least 10% of Executive’s Base Salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); or (ii) the assignment to Executive of any duties or responsibilities which result in the material diminution of Executive’s then current position; provided, however, that the acquisition of the Company and subsequent conversion of the Company to a division or unit of the acquiring company will not by itself result in a diminution of Executive’s position. Notwithstanding the foregoing, in order to resign for Good Reason, Executive must (1) provide written notice to the Company within thirty (30) days after the first occurrence of the event giving rise to Good Reason setting forth the basis for Executive’s resignation, (2) allow the Company at least thirty (30) days from receipt of such written notice to cure such event, and (3) if such event is not reasonably cured within such period, Executive’s resignation from all positions Executive then hold with the Company is effective not later than thirty (30) days after the expiration of the cure period. Any actions taken by the Company to accommodate a disability of Executive or pursuant to the Family and Medical Leave Act shall not be a Good Reason for purposes of this Agreement.

(c) In the event Executive resigns from Executive’s employment for Good Reason, and provided that such termination constitutes a Separation from Service, then subject to Executive’s compliance with the obligations in Section 5.4(d) below, Executive shall be eligible to receive the same payments and benefits as described in Section 5.1 and on the same conditions (including without limitation those set forth in clauses (i)-(v) of Section 5.1(c)) as if Executive had been terminated by the Company without Cause.

(d) Any damages caused by the termination of Executive’s employment without Cause would be difficult to ascertain; therefore, the Severance for which Executive is eligible pursuant to Section 5.1(b) above in exchange for the Release is agreed to by the parties as liquidated damages, to serve as full compensation, and not a penalty.

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5.5 Termination by Virtue of Death or Disability of Executive.

(a) In the event of Executive’s death while employed pursuant to this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall, pursuant to the Company’s standard payroll policies, pay to Executive’s legal representatives all Accrued Obligations.

(b) Subject to applicable state and federal law, the Company shall at all times have the right, upon written notice to Executive, to terminate this Agreement based on Executive’s Disability. Termination by the Company of Executive’s employment based on “Disability” shall mean termination because Executive is unable due to a physical or mental condition to perform the essential functions of his position with or without reasonable accommodation for 180 days in the aggregate during any twelve (12) month period or based on the written certification by two licensed physicians of the likely continuation of such condition for such period. One of the physicians shall be chosen by the Company and the other shall be chosen by the Executive, or by his or her representative. This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act, and other applicable law. In the event Executive’s employment is terminated based on Executive’s Disability, Executive will not receive Severance or any other severance compensation or benefit, except that, pursuant to the Company’s standard payroll policies, the Company shall pay to Executive the Accrued Obligations.

5.6 Cooperation With Company After Termination of Employment. Following termination of Executive’s employment for any reason and for a period of two years thereafter, Executive agrees to cooperate (A) with the Company in (i) the defense of any legal matter involving any matter that arose during Executive’s employment with the Company, and (ii) all matters relating to the winding up of Executive’s pending work and the orderly transfer of any such pending work to such other employees as may be designated by the Company; and (B) with all government authorities on matters pertaining to any investigation, litigation or administrative proceeding pertaining to the Company. The Company will reimburse Executive for any reasonable travel and out of pocket expenses incurred by Executive in providing such cooperation.

5.7 Application of Section 409A. It is intended that all of the Severance payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9), and this Agreement will be construed in a manner that complies with Section 409A. If not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms. No Severance payments will be made under this Agreement unless Executive’s termination of employment constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)). For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether Severance payments or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. If the Company determines that the Severance payments provided under this Agreement constitutes “deferred compensation” under Section 409A and if Executive is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i) of the Code at the time of Executive’s Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance payments will be delayed as follows: on the earlier to occur of (a) the date that is six months and one day after Executive’s Separation from Service, and (b) the date of Executive’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (i) pay to Executive a lump sum amount equal to the sum of the Severance payments that Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the Severance payments had not been delayed pursuant to this Section 6.7 and (ii) commence paying the balance of the Severance payments in accordance with the applicable payment schedule set forth in Section 5.1. No interest shall be due on any amounts deferred pursuant to this Section 5.7.

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6. General Provisions.

6.1 Notices. Any notices required hereunder to be in writing shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its primary office location and to Executive at Executive’s address as listed on the Company payroll, or at such other address as the Company or Executive may designate by ten (10) days advance written notice to the other.

6.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

6.3 Survival. Provisions of this Agreement which by their terms must survive the termination of this Agreement in order to effectuate the intent of the parties will survive any such termination, whether by expiration of the term, termination of Executive’s employment, or otherwise, for such period as may be appropriate under the circumstances.

6.4 Waiver. If either party should waive any breach of any provisions of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

6.5 Complete Agreement. This Agreement constitutes the entire agreement between Executive and the Company with regard to the subject matter hereof. This Agreement is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter and supersedes any prior oral discussions or written communications and agreements. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in writing signed by Executive and an authorized officer of the Company. The parties have entered into a separate Proprietary Information Agreement and have or may enter into separate agreements related to equity. These separate agreements govern other aspects of the relationship between the parties, have or may have provisions that survive termination of Executive’s employment under this Agreement, may be amended or superseded by the parties without regard to this Agreement and are enforceable according to their terms without regard to the enforcement provision of this Agreement.

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6.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

6.7 Successors and Assigns. The Company shall assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any Company or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said Company or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder, other than to his estate upon his death.

6.8 Choice of Law. This Agreement in all respects shall be governed by and interpreted in accordance with the laws of the State of Nevada, both procedural and substantive, without regard to conflicts of law, except to the extent that federal laws and regulations preempt otherwise applicable law.

6.9 Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court located in Nevada or any state court located within such state, in respect of any claim relating to this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Any appellate proceedings shall take place in the appropriate courts having appellate jurisdiction over the courts set forth in this Section.

6.10 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. Facsimile signatures and signatures transmitted by PDF shall be equivalent to original signatures.

[signatures to follow on next page]

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In Witness Whereof, the parties have executed this Executive Employment Agreement on the day and year first written above.

INDOOR HARVEST CORP.

By:	/s/Rick Gutshall
	Name:	Rick Gutshall
Title:

Executive:

Leslie Bocskor
Print

/s/Leslie Bockskor

Exhibit A

INDOOR HARVEST CORP

CONFIDENTIAL INFORMATION, ASSIGNMENT OF INVENTIONS

AND NONCOMPETITION AGREEMENT

In consideration of new or continued employment with Indoor Harvest Corp, a Texas Corporation, its subsidiaries, affiliates, predecessors, successors or assigns (together the “Company”), and for other consideration, the receipt and sufficiency of which are hereby acknowledged, I agree to the following:

1. Confidential Information.

(a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any person, firm or entity without written authorization of an authorized officer of the Company (other than myself), any Confidential Information of the Company. I understand that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research plans, research results, processes, methods, compositions, business plans, marketing plans, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I call or with whom I become acquainted during the term of my service on behalf of the Company), markets, software, specifications, inventions, operations, procedures, compilations of data, technology, designs, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation. I further understand that Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b) Acknowledgments. I acknowledge that during my employment with the Company, I will have access to Confidential Information, all of which shall be made accessible to me only in strict confidence; that unauthorized disclosure of Confidential Information will damage the Company’s business; and that the restrictions contained in this agreement are reasonable and necessary for the protection of the Company’s legitimate business interests.

(c) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity.

(d) Third-Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

2. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate, copy or deliver to anyone else) any and all devices, documents, records, data, notes, reports, proposals, lists, correspondence, formulae, specifications, drawings, materials, equipment or property, or reproductions of any aforementioned items, developed by me pursuant to my employment with the Company or otherwise belonging to the Company. I understand and agree that compliance with this paragraph may require that data be removed from my personal computer equipment, and I agree to give the qualified personnel of the Company or its contractors access to such computer equipment for that purpose.

3. Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, either for myself or for any other person or entity.

4. Covenant Not to Compete.

(a) Covenant. I agree that during the course of my employment and for twelve (12) months following the termination of my relationship with the Company (the “Noncompetition Period”) for any reason, I will not, without the prior written consent of the Company, (i) serve as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate myself with any business, (a) in competition with or otherwise similar to the Company’s business at the time my relationship with the Company terminated or (b) competing in any other line of business that I knew or had reason to know the Company had formed an intention to enter. This covenant shall not prohibit me from owning less than one percent of the securities of any company that is publicly traded on a nationally recognized stock exchange. The foregoing covenant shall cover my activities in every part of the Territory in which I may conduct business during the term of such covenant as set forth above. “Territory” shall mean (i) all counties in the State of Nevada, (ii) all other states of the United States of America and (iii) all other countries of the world; provided that, with respect to clauses (ii) and (iii), the Company maintains non-trivial operations, facilities, or customers in such geographic area prior to the date of the termination of my relationship with the Company.

(b) Acknowledgement. I acknowledge that my fulfillment of the obligations contained in this Agreement is necessary to protect the Company’s Confidential Information and to preserve the trade secrets, value and goodwill of the Company. I further acknowledge the time, geographic and scope limitations of my obligations under subsection (a) above are reasonable, especially in light of the Company’s desire to protect its Confidential Information and trade secrets, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company during the period and within the Territory as described above.

(c) Severability. The covenants contained in subsection (a) above shall be construed as a series of separate covenants, one for each county, state and country of any geographic area in the Territory. Except for geographic coverage, each such separate covenants shall be deemed identical in terms to the covenant contained in subsection (a) above. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of subsection (a) are deemed to exceed the time, geographic or scope limitations permitted by law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by law.

5. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

6. Equitable Relief. I acknowledge that the Company’s Confidential Information is unique and that breach of my covenant of confidentiality contained in this Agreement will cause irreparable damage to the Company that is difficult to quantify in monetary terms. Accordingly, I consent to the Company obtaining equitable or injunctive relief against any threatened or actual breach of the terms of this Agreement without posting a bond or other security and I hereby waive any right to argue that the Company has an adequate remedy at law.

7. At-Will Employment. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes “at-will” employment. I also understand that any representation to the contrary is unauthorized and not valid unless obtained in writing and signed by the President of the Company. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

8. General Provisions.

(a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the state of Nevada without regard for conflicts of laws principles. I hereby expressly consent to the exclusive personal jurisdiction of the state and federal courts located in Nevada for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c) Other Agreements. In the event of any direct conflict between any term of this Agreement and any term of any other agreement executed by me, the terms of this Agreement shall control. If I signed or sign any other agreement(s) relating to or arising from my employment with the company, all provisions of such agreement(s) that do not directly conflict with a provision of this Agreement shall not be affected, modified or superseded by this Agreement, but rather shall remain fully enforceable according to their terms..

(d) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect, and, with respect to the covenant not to compete in Section 7, the court is hereby authorized to reduce the duration or geographic scope of such covenant as may be required so that in its reduced form the provision is enforceable to the fullest extent of the law.

(e) Survival. My obligations under this Agreement shall survive the termination of my employment with the Company and shall thereafter be enforceable whether or not such termination is claimed or found to be wrongful or to constitute or result in a breach of any contract or of any other duty owed or claimed to be owed to me by the Company or any Company employee, agent or contractor.

(f) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(g) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against either party.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one agreement.

9. Acknowledgment. I acknowledge and agree to each of the following items:

(a) I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; and

(b) I have carefully read this Agreement. I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand them; and

(c) I sought the advice of an attorney of my choice if I wanted to before signing this Agreement.

Executed on this ____ day of _____________________, 20___.

EMPLOYEE

By:

Print Name:

COMPANY

By:

Print Name:

EXHIBIT B

INDOOR HARVEST CORP.

STAND-ALONE STOCK OPTION AGREEMENT

I. NOTICE OF STOCK OPTION GRANT

Name: Leslie Bocskor

Address: [ ]

The undersigned Participant has been granted a Non-statutory Stock Option to purchase Common Stock of Indoor Harvest Corp. (the “Company”), subject to the terms and conditions of this Agreement, as follows:

Date of Grant:	8-4-21
Vesting Commencement Date:	8-4-21
Exercise Price Per Share at Commencement Date:	$.01 for 150 million shares
Annual Vesting Date:	8-4-22
Exercise Price Per Share at Annual Vesting Date:	$.015 for additional 150 million shares
Total Number of Shares Granted:	300,000,000
Total Exercise Price:	$3,750,000.00
Term/Expiration Date:	10 years from Date of Grant

THIS STOCK OPTION GRANT MUST BE EXERCISED BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES.

1. Vesting Schedule:

This Option shall be 50% exercisable and vested on grant and 50% exercisable and vested on one year anniversary (8-4-22) if Participant remains employed with Company on that date, provided that the Option shall fully accelerate and become 100% vested in any termination without Cause or resignation for Good Reason by the Participant.

2. Termination Period:

This Option shall be exercisable for the full Term of the Option after Participant ceases to be an Employee in accordance with Section 9 of this Agreement, to the extent the Option is vested on the date of termination. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 12(c) of this Agreement.

II. AGREEMENT

1. Definitions. As used herein, the following definitions shall apply:

(a) “Agreement” means this stock option agreement between the Company and Participant evidencing the terms and conditions of this Option.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction that may apply to this Option.

(c) “Board” means the Board of Directors of the Company or any committee of the Board of Directors of the Company that has been designated by the Board to administer this Agreement. The Board has full authority and discretion to administer this Agreement, including but not limited to the authority to: (i) modify or amend the Option (subject to Section 17 of this Agreement), including, but not limited to, the discretionary authority to extend the post-termination exercise period of the Option, (ii) authorize any person to execute on behalf of the Company any instrument required to effect the grant or amendment of the Option previously granted or amended by the Board, (iii) provide for the transferability of the Option, and (iv) construe and interpret the terms of the Option.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities.

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) If the Company has filed a registration statement declared effective pursuant to Section 12(g) of the Exchange Act with respect to any of the Company’s securities, a change in the composition of the Board occurring within a two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the registration statement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For the avoidance of doubt, a transaction shall not constitute a Change in Control if: (A) its sole purpose is to change the state of the Company’s incorporation, or (B) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Indoor Harvest Corp, a Texas corporation.

(h) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Participant shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exchange Program” means a program under which (i) the outstanding Option is surrendered or cancelled in exchange for options of the same type (which may have lower or higher exercise prices and different terms), options of a different type, and/or cash, and/or (ii) the exercise price of the outstanding Option is reduced. The terms and conditions of any Exchange Program shall be determined by the Board in its sole discretion. An Exchange Program can be entered into with respect to the Option if agreed to in writing by the Participant and the Company.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

●	“Cause” shall have the meaning set forth in Participant’s Executive Employment Agreement dated August 4, 2021.

●	“Good Reason” shall have the meaning set forth in Participant’s Executive Employment Agreement dated August 4, 2021.

“Non-statutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o) “Notice of Grant” means a written notice, in Part I of this Agreement, evidencing certain terms and conditions of this Option grant. The Notice of Grant is part of the Option Agreement.

(p) “Option” means this option to purchase shares of Common Stock granted pursuant to this Agreement.

(q) “Optioned Stock” means the Common Stock subject to this Option.

(r) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s) “Participant” means the person or entity named in the Notice of Grant or such person’s successor.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Service Provider” means an Employee, Director or Consultant.

(v) “Share” means a share of the Common Stock, as adjusted in accordance with Section 8 of this Agreement.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2. Grant of Option. The Board hereby grants to the Participant named in the Notice of Grant attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Agreement.

3. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement. Vesting of the Option shall be suspended during any unpaid leave of absence, unless the Board provides otherwise or continued vesting during such leave of absence is required by Applicable Law.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Board may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

(c) Legal Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Exercised Shares.

4. Participant’s Representations. In the event the Shares have not been registered under the Securities Act, at the time this Option is exercised, Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) consideration received by the Company under a cashless exercise program implemented by the Company;

(d) surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Board, shall not result in any adverse accounting consequences to the Company; or

(e) any combination of the foregoing methods of payment.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7. Rights as a Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 below.

8. Term of Option. Subject to Sections 9, 10 and 11, this Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

9. Termination of Relationship as an Employee. If Participant ceases to be an Employee, other than upon Participant’s death or Disability, the Option shall remain exercisable for the full Term of the Option following Participant’s termination (but in no event later than the Option’s Expiration Date or as provided in Section 12{c}). to the extent that the Option is vested on the date of such termination. Unless the Board approves otherwise, if on the date of termination, the participant is not vested as to his or her entire option, the unvested portion of the Option shall terminate and Participant shall have no further rights to acquire the Shares subject thereto. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate and Participant shall have no further rights to acquire the Shares subject thereto.

10. Disability of Participant. If Participant ceases to be an Employee as a result of Participant’s Disability, the Option may be exercised for the full Term of the Option after the date of such termination (but in no event later than the expiration date of the Option as set forth in the Notice of Grant or as provided in Section 12{c}) to the extent that the Option is vested on the date of such termination. Unless the Board approves otherwise, if on the date of termination, the participant is not vested as to his or her entire option, the unvested portion of the Option shall terminate and Participant shall have no further rights to acquire the Shares subject thereto. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate and Participant shall have no further rights to acquire the Shares subject thereto.

11. Death of Participant. If Participant dies while an Employee, the Option may be exercised at any time during the Option Term following the date of death (but in no event later than the expiration date of the Option as set forth in the Notice of Grant or as provided in Section 12{c}), by Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that Participant was entitled to exercise the Option at the date of death. If on the date of death the Participant is not vested as to his or her entire Option, the unvested portion of the Option shall terminate and Participant’s estate or the person who acquired the right to exercise the Option by bequest or inheritance shall have no further rights to acquire the Shares subject thereto. If, after death, Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

12. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Option, shall adjust the number, class, and price of Shares covered by the Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Option shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger or Change in Control, the outstanding Option shall be treated as the Board determines, including, without limitation that the Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Notwithstanding the foregoing in the event that the successor corporation in a merger or Change in Control refuses to assume or substitute for the Option, Participant shall fully vest in and have the right to exercise this Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or Change in Control, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or Change in Control.

13. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is reasonably deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall suspend the Company’s obligation to issue or sell such Shares as to which such requisite authority shall not have been obtained until such time when the issuance or sale can be completed lawfully.

14. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to Participant by notice as provided in this Section. Any notice to be given to Participant hereunder shall be addressed to Participant at the address set forth beneath his signature hereto, or at such other address as Participant may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

15. Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, may allow Participant to satisfy such withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.

16. Severability. In the event than any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, the remainder of this Agreement shall continue in full force and effect.

17. Entire Agreement; Governing Law. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws but not the choice of law rules of Nevada.

18. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	INDOOR HARVEST CORP.

Signature	By

Leslie Bocskor
Print Name	Print Name

Residence Address	Title

STAND-ALONE STOCK OPTION AGREEMENT

EXHIBIT A

EXERCISE NOTICE

Indoor Harvest Corp.

[Address]

Attention: President

1. Exercise of Option. Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Indoor Harvest Corp. (the “Company”) under and pursuant to the Stand-Alone Stock Option Agreement dated ______________, _____ (the “Option Agreement”).

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 12 of the Option Agreement.

5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

8. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Board which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on all parties.

9. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of Nevada. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

10. Entire Agreement. The Option Agreement is incorporated herein by reference. This Exercise Notice, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:

PARTICIPANT	INDOOR HARVEST CORP.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

STAND-ALONE STOCK OPTION AGREEMENT

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:

COMPANY	:	INDOOR HARVEST CORP.

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one (1) year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two (2) years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date

2